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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF CHOICEPOINT INC.



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
Bti LP                                                          Texas
ChoicePoint Asset Company                                       Delaware
ChoicePoint Business and Government Services Inc.               Georgia
ChoicePoint Capital Inc.                                        Delaware
ChoicePoint Financial Inc.                                      Delaware
ChoicePoint Health Systems Inc.                                 Kansas
ChoicePoint Licensing Company                                   Delaware
ChoicePoint Precision Marketing Inc.                            Georgia
ChoicePoint Police Records Inc.                                 Arizona
ChoicePoint Public Records Inc.                                 Georgia
ChoicePoint Services Inc.                                       Georgia
CITI NETWORK, Inc.                                              Florida
CPPM Inc.                                                       Georgia
DataMart Processing LLC                                         Georgia
EquiSearch Services Inc.                                        Georgia
Identico Systems, LLC                                           Delaware
Insurity Inc.                                                   Georgia
KnowX LLC                                                       Georgia
Mortgage Asset Research Institute, Inc.                         Virginia
National Credit Audit Corporation                               Illinois
National Data Retrieval, Inc.                                   Georgia
National Safety Alliance, Incorporated                          Tennessee
Patlex Corporation                                              Pennsylvania
Resident Data Financial, LLC                                    Texas
Resident Data, Inc.                                             Delaware
The Bode Technology Group, Inc.                                 Virginia
The List Source, Inc.                                           Texas
The Templar Corporation                                         Virginia
Vital Chek Network, Inc.                                        Tennessee
Vital Chek Network of Canada, Inc.                              Delaware
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